CERTIFICATE OF INCORPORATION
                                       OF
                    PENN TRAFFIC MERGER COMPANY, INCORPORATED

                                    ARTICLE I

         The name of the Corporation is Penn Traffic Merger Company,
Incorporated.

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

         The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         Section 1. CAPITAL STOCK. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 40,000,000, of which 10,000,000 shares shall be Preferred Stock of the par value of $1.00 per share and 30,000,000 shares shall be Common Stock of the par value of $1.25 per share.

         Section 2. PREFERRED STOCK. The Board of Directors is expressly authorized, by resolution or resolutions, to provide for the issue of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereon, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the
State of Delaware. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the holders of the voting power
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                                                                               2

of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock") voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

         Section 3. COMMON STOCK. Except as otherwise provided by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

                                    ARTICLE V

         Section 1. NUMBER, ELECTION AND TERMS OF DIRECTORS. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the number of directors that the Corporation would have if there were no vacancies (the "Whole Board"). The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be classified, with respect to the time for which they severally hold office, into three classes as nearly as equal in number as possible, as shall be provided for in the By-laws of the Corporation, with the term of office of the first class to expire at the 1993 annual meeting of stockholders, the term of office of the second class to expire at the 1994 annual meeting of stockholders and the term of office of the third class to expire at the 1995 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders of the Corporation, the date of which shall be fixed by or pursuant to the By-laws of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

         Section 2. STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-laws of the Corporation.

         Section 3. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Subject to the rights of the holders of any series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which such director has been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

         Section 4. REMOVAL. Subject to the rights of the holders of any series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of the Voting Stock voting together as a single class.

                                   ARTICLE VI

         Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the Whole Board or as otherwise provided in the By-laws of the Corporation.

                                   ARTICLE VII

         In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to adopt, repeal, alter or amend the By-laws of the Corporation by the vote of a majority of the Whole Board (as defined in Article VI). In addition to any requirements of law and any other provision of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to adopt, amend, alter or repeal any provision of the By-laws.

                                  ARTICLE VIII

         Section 1. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         Section 2. A. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representa tive is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however; that except as provided in paragraph B of this Section 2 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General

Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 2 or otherwise.

         B. If a claim under paragraph A of this Section 2 is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, is required, has been tendered to the Corpora tion) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         C. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this
Section 2 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

         D. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

         E. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the

Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 2 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                                   ARTICLE IX

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter provided herein or by statute, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as amended are granted subject to the rights reserved in this Article.

                                    ARTICLE X

         The Corporation shall be governed by Section 203 of the General Corporation Law of the State of Delaware as it may be amended from time to time.

                                   ARTICLE XI

         The name and mailing address of the Incorporator is Barry M. Funt, Esq., in care of Donovan Leisure Newton & Irvine, 30 Rockefeller Plaza, New York, New York 10112.

         IN WITNESS WHEREOF, this Certificate of Incorporation has been executed on this 22nd day of April, 1992.


                                           PENN TRAFFIC MERGER COMPANY,
                                           INCORPORATED


                                           By: /s/ Barry M. Funt
                                               -----------------
                                               Barry M. Funt
                                               Incorporator

                              CERTIFICATE OF MERGER
                                       OF
                            THE PENN TRAFFIC COMPANY
                                      INTO
                    PENN TRAFFIC MERGER COMPANY, INCORPORATED

The undersigned corporation

DOES HEREBY CERTIFY:

         FIRST: That the names and state of incorporation of each of the constituent corporations of the merger are as follows:

         NAME                                      STATE OF INCORPORATION
         ----                                      ----------------------
The Penn Traffic Company                                Pennsylvania
Penn Traffic Merger Company,                            Delaware
     Incorporated

         SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware.

         THIRD: That the name of the surviving corporation of the merger is Penn Traffic Merger Company, Incorporated, which shall herewith be changed to The Penn Traffic Company, a Delaware corporation.

         FOURTH: That as a result of the merger, the Certificate of Incorporation of Penn Traffic Merger Company, Incorporated, the surviving corporation, will be amended as follows:

                  ARTICLE I. The name of the Corporation is The Penn Traffic Company.

         FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 319 Washington Street, Johnstown, PA 15901.

         SIXTH: That a copy of the Agreement of Merger will be furnished, on request and without cost, to any stockholder of any constituent corporation.

         SEVENTH: That The Penn Traffic Company, a Pennsylvania corporation, has authorized capital stock as follows:

                  10,000,000 shares of Common Stock, par value $1.25 per share;

                  2,000,000 shares of Preferred Stock, par value $1.00 per share.

         EIGHT: That this Certificate of Merger shall be effective upon its filing with the Secretary of State of the State of Delaware. Dated: September 18, 1992

                                      PENN TRAFFIC MERGER COMPANY,
                                      INCORPORATED


                                      By: /s/ Chairman of the Board of Directors
                                          --------------------------------------
                                          Chairman of the Board of Directors

ATTEST:

By: /s/ Secretary
    -------------
    Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                      PENN TRAFFIC ACQUISITION CORPORATION
                                      INTO
                            THE PENN TRAFFIC COMPANY

                  UNDER SECTION 253 OF THE GENERAL CORPORATION
                          LAW OF THE STATE OF DELAWARE

         Pursuant to Section 253(a) of the General Corporation Law of the State of Delaware, The Penn Traffic Company, a Delaware corporation, hereby certifies the following information relating to the merger of Penn Traffic Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of The Penn Traffic Company, with and into The Penn Traffic Company.

         1. The Penn Traffic Company owns 100% of the issued and outstanding shares of common stock of Penn Traffic Acquisition Corporation, a Delaware corporation, which common stock is the only class of capital stock of Penn Traffic Acquisition Corporation outstanding.

         2. Attached as Annex I hereto is a copy of the resolutions of the Board of Directors of The Penn Traffic Company, adopted as of February 22, 1993, approving the merger of Penn Traffic Acquisition Corporation with and into The Penn Traffic Company (the "Merger").

         3. The surviving corporation of the Merger is The Penn Traffic Company.

         IN WITNESS WHEREOF, this Certificate of Ownership and Merger has been executed on this 14th day of April, 1993.

                                              THE PENN TRAFFIC COMPANY


                                              By: /s/ Martin A. Fox
                                                  -----------------
                                                  Name:  Martin A. Fox
                                                  Title: Vice Chairman

Attest:

By: /s/ Robert M. Hart
    ------------------
    Name:  Robert M. Hart
    Title: Assistant Secretary

                            THE PENN TRAFFIC COMPANY
                          BOARD OF DIRECTOR RESOLUTIONS
           AUTHORIZING MERGER OF PENN TRAFFIC ACQUISITION CORPORATION
                          INTO THE PENN TRAFFIC COMPANY
                            ADOPTED FEBRUARY 22, 1993

Approval of the Mergers and Merger Agreements
---------------------------------------------

                  BE IT RESOLVED, that the Board of Directors hereby declares that the proposed merger of Big Bear Stores Company, a Delaware corporation ("Big Bear") and a subsidiary of the Corporation, into Penn Traffic Acquisition Corporation, a Delaware corporation ("PTAC") and a wholly owned subsidiary of the Corporation (the "Big Bear Merger"), on substantially the terms and conditions set forth in the form of Agreement and Plan of Merger attached hereto as Exhibit A (the "Big Bear Merger Agreement"), is advisable and is hereby approved; and be it further

                  RESOLVED, that the Board of Directors hereby declares that the proposed merger of PTAC into the Corporation immediately following consummation of the Big Bear Merger (the "Subsequent Merger"), is advisable and is hereby approved; and be it further

                  RESOLVED, that the Board of Directors hereby declares that the proposed merger of P & C Food Markets, Inc., a New York corporation ("P & C") and a wholly owned subsidiary of the Corporation, into the Corporation immediately following consummation of the Big Bear Merger (the "P & C Merger"), is advisable and is hereby approved; and be it further

                  RESOLVED, that the "Exchange Value" of one share of common stock, par value $1.25 per share, of the Corporation (the "Common Stock") for purposes of the Big Bear Merger Agreement shall be the closing price of the Common Stock on the American Stock Exchange on the trading day prior to the execution of the Big Bear Merger Agreement; and be it further

                  RESOLVED, that the Board of Directors hereby authorizes each of the officers of the Corporation to execute, attest and deliver on behalf of the Corporation agreements, certificates or other documents (the "Merger Documents") providing for the Big Bear Merger, the Subsequent Merger and the P & C Merger, on terms and conditions set forth in the foregoing resolutions, such Merger Documents to contain such provisions as such officers may determine necessary or appropriate, the execution, attestation and delivery of the Merger Documents by any such officers to constitute conclusive proof of said determination by said officer or officers; and be it further

                  RESOLVED, that the officers of the Corporation be, and each hereby is, authorized to vote the shares of common stock, par value $0.01 per share, of Big Bear held by the Corporation or PTAC in favor of the adoption of the Big Bear Merger and the Big Bear Merger Agreement.

Ratification
------------

                  BE IT RESOLVED, that the officers of the Corporation be, and they hereby are, authorized to take all such further action and to execute and deliver all such instruments and documents, and to do or cause to be done all such acts and things (including the payment of all necessary fees and expenses), in the name of and on behalf of the Corporation and under its corporate seal or otherwise, as they are any of them may deem necessary or desirable to carry out the purposes and intent of the foregoing resolutions; and be it further

                  RESOLVED, that any action authorized by any of the foregoing resolutions which has been taken prior to the date hereof be, and the same hereby is, ratified and confirmed in all respects.

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                            P & C FOOD MARKETS, INC.
                                      INTO
                            THE PENN TRAFFIC COMPANY

                  UNDER SECTION 253 OF THE GENERAL CORPORATION
                          LAW OF THE STATE OF DELAWARE

         Pursuant to Section 253(a) of the General Corporation Law of the State of Delaware, The Penn Traffic Company, a Delaware corporation, hereby certifies the following information relating to the merger of P & C Food Markets, Inc., a New York corporation and a wholly owned subsidiary of The Penn Traffic Company, with and into The Penn Traffic Company.

         1. The Penn Traffic Company owns 100% of the issued and outstanding shares of common stock of P & C Food Markets, Inc., a New York corporation, which common stock is the only class of capital stock of P & C Food Markets, Inc. outstanding.

         2. Attached as Annex I hereto is a copy of the resolutions of the Board of Directors of The Penn Traffic Company, adopted as of February 22, 1993, approving the merger of P & C Food Markets, Inc. with and into The Penn Traffic Company (the "Merger").

         3. The surviving corporation of the Merger is The Penn Traffic Company.

         IN WITNESS WHEREOF, this Certificate of Ownership and Merger has been executed on this 14th day of April, 1993.

                             THE PENN TRAFFIC COMPANY


                             By: /s/ Martin A. Fox
                                 -----------------
                                 Name:  Martin A. Fox
                                 Title: Vice Chairman


Attest: /s/ Robert M. Hart
        ------------------
        Name:  Robert M. Hart
        Title: Assistant Secretary

                            THE PENN TRAFFIC COMPANY
                          BOARD OF DIRECTOR RESOLUTIONS
                 AUTHORIZING MERGER OF P & C FOOD MARKETS, INC.
                          INTO THE PENN TRAFFIC COMPANY
                            ADOPTED FEBRUARY 22, 1993

Approval of the Mergers and Merger Agreements
---------------------------------------------

                  BE IT RESOLVED, that the Board of Directors hereby declares that the proposed merger of Big Bear Stores Company, a Delaware corporation ("Big Bear") and a subsidiary of the Corporation, into Penn Traffic Acquisition Corporation, a Delaware corporation ("PTAC") and a wholly owned subsidiary of the Corporation (the "Big Bear Merger"), on substantially the terms and conditions set forth in the form of Agreement and Plan of Merger attached hereto as Exhibit A (the "Big Bear Merger Agreement"), is advisable and is hereby approved; and be it further

                  RESOLVED, that the Board of Directors hereby declares that the proposed merger of PTAC into the Corporation immediately following consummation of the Big Bear Merger (the "Subsequent Merger"), is advisable and is hereby approved; and be it further

                  RESOLVED, that the Board of Directors hereby declares that the proposed merger of P & C Food Markets, Inc., a New York corporation ("P & C") and a wholly owned subsidiary of the Corporation, into the Corporation immediately following consummation of the Big Bear Merger (the "P & C Merger"), is advisable and is hereby approved; and be it further

                  RESOLVED, that the "Exchange Value" of one share of common stock, par value $1.25 per share, of the Corporation (the "Common Stock") for purposes of the Big Bear Merger Agreement shall be the closing price of the Common Stock on the American Stock Exchange on the trading day prior to the execution of the Big Bear Merger Agreement; and be it further

                  RESOLVED, that the Board of Directors hereby authorizes each of the officers of the Corporation to execute, attest and deliver on behalf of the Corporation agreements, certificates or other documents (the "Merger Documents") providing for the Big Bear Merger, the Subsequent Merger and the P & C Merger, on terms and conditions set forth in the foregoing resolutions, such Merger Documents to contain such provisions as such officers may determine necessary or appropriate, the execution, attestation and delivery of the Merger Documents by any such officers to constitute conclusive proof of said determination by said officer or officers; and be it further

                  RESOLVED, that the officers of the Corporation be, and each hereby is, authorized to vote the shares of common stock, par value $0.01 per share, of Big Bear held by the Corporation or PTAC in favor of the adoption of the Big Bear Merger and the Big Bear Merger Agreement.

Ratification
------------

                  BE IT RESOLVED, that the officers of the Corporation be, and they hereby are, authorized to take all such further action and to execute and deliver all such instruments and documents, and to do or cause to be done all such acts and things (including the payment of all necessary fees and expenses), in the name of and on behalf of the Corporation and under its corporate seal or otherwise, as they or any of them may deem necessary or desirable to carry out the purposes and intent of the foregoing resolutions; and be it further

                  RESOLVED, that any action authorized by any of the foregoing resolutions which has been taken prior to the date hereof be, and the same hereby is, ratified and confirmed in all respects.

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                                HART STORES, INC.
                                      INTO
                            THE PENN TRAFFIC COMPANY

                     (PURSUANT TO SECTION 253 OF THE GENERAL
                          CORPORATION LAW OF DELAWARE)

         The Penn Traffic Company, a Delaware corporation (the "Corporation"), does hereby certify:

         FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

         SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of Hart Stores, Inc., a Delaware corporation.

         THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 12th day of August, 1993, determined to merge into itself Hart Stores, Inc. on the conditions set forth in such resolutions:

         RESOLVED, that the Corporation merge into itself its subsidiary, Hart Stores, Inc., and assume all of said subsidiary's liabilities and obligations; and be it

         FURTHER RESOLVED, that the President and the Secretary of the Corporation be and they hereby are directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolution to merge said Hart Stores, Inc. into the Corporation and to assume said subsidiary's liabilities and obligations and the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware.

         IN WITNESS WHEREOF, The Penn Traffic Company has caused its corporate seal to be affixed and this certificate to be signed by Claude J. Incaudo, its President, and Eugene R. Sunderhaft, its Secretary, this 27th day of August, 1993.

                                           THE PENN TRAFFIC COMPANY

                                           By: /s/ President
                                               -------------
                                               President

ATTEST:

By: /s/ Secretary
    -------------
    Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                             BIG BEAR BAKERIES, INC.
                                      INTO
                            THE PENN TRAFFIC COMPANY

                     (PURSUANT TO SECTION 253 OF THE GENERAL
                          CORPORATION LAW OF DELAWARE)

         The Penn Traffic Company, a Delaware corporation (the "Corporation"), does hereby certify:

         FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

         SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of Big Bear Bakeries, Inc., a Delaware corporation.

         THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 12th day of August, 1993, determined to merge into itself Big Bear Bakeries, Inc. on the conditions set forth in such resolutions:

         RESOLVED, that the Corporation merge into itself its subsidiary, Big Bear Bakeries, Inc., and assume all of said subsidiary's liabilities and obligations; and be it

         FURTHER RESOLVED, that the President and the Secretary of the Corporation be and they hereby are directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolution to merge said Big Bear Bakeries, Inc. into the Corporation and to assume said subsidiary's liabilities and obligations and the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware.

         IN WITNESS WHEREOF, The Penn Traffic Company has caused its corporate seal to be affixed and this certificate to be signed by Claude J. Incaudo, its President, and Eugene R. Sunderhaft, its Secretary, this 27th day of August, 1993.

                                           THE PENN TRAFFIC COMPANY


                                           By: /s/ President
                                               -------------
                                               President

ATTEST:

By: /s/ Secretary
    -------------
    Secretary

                            CERTIFICATE OF OWNERSHIP
                                     MERGING
                              QUALITY MARKETS, INC.
                                      INTO
                            THE PENN TRAFFIC COMPANY

                         (PURSUANT TO SECTION 253 OF THE
                      GENERAL CORPORATION LAW OF DELAWARE)

         The Penn Traffic Company, a Delaware corporation, does hereby certify that this corporation owns all the capital stock of Quality Markets, Inc., a corporation incorporated under the laws of the State of New York, and that this corporation, by a resolution of its board of directors duly adopted by unanimous written consent on the 12th day of August, 1993, determined to and did merge into itself said Quality Markets, Inc. which resolution is in the following words to wit:

         WHEREAS the Corporation lawfully owns all of the outstanding stock of Quality Markets, Inc., a corporation organized and existing under the laws of New York, and

         WHEREAS the Corporation desires to merge into itself said Quality Markets, Inc. and to be possessed of all the estate, property, rights, privileges and franchises of said corporation.

         NOW, THEREFORE, BE IT RESOLVED, that the Corporation merge into itself, and it does hereby merge into itself said Quality Markets, Inc. and assumes all of its liabilities and obligations; and be it

         FURTHER RESOLVED, that the president or a vice-president, and the secretary or treasurer of the Corporation be and they hereby are directed to make and execute, under the corporate seal of the Corporation, a certificate of ownership setting forth a copy of the resolution, to merge said Quality Markets, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of the State of Delaware; and be it

         FURTHER RESOLVED, that the officers of the Corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

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         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its president and attested by its secretary, and its corporate seal to be hereto affixed, the 1st day of October, 1993.


                                           By: /s/ President
                                               -------------
                                               President

ATTEST:

By: /s/ Secretary
    -------------
    Secretary

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            THE PENN TRAFFIC COMPANY

         This Amended and Restated Certificate of Incorporation amends and restates the Certificate of Incorporation of the Corporation originally filed April 22, 1992, as amended, pursuant to Section 245 of the General Corporation Law of Delaware.

         1. NAME. The name of the corporation is The Penn Traffic Company (the "Corporation").

         2. ADDRESS; REGISTERED OFFICE AND AGENT. The address of the Corporation's registered office is 1209 Orange Street, City of Wilmington 19801, County of New Castle; and its registered agent at such address is Corporation Trust Company.

         3. PURPOSE. The purpose of the Corporation is to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (as amended from time to time, the "DGCL").

         4. NUMBER OF SHARES. The total number of shares of stock that the Corporation shall have authority to issue is One Million (1,000,000) shares of Preferred Stock of $.01 par value per share (the "Preferred Stock") and Thirty Million (30,000,000) shares of Common Stock of $.01 par value per share (the "Common Stock"). Each share of Common Stock, $1.25 par value, per share, issued and outstanding or held in treasury immediately prior to the effectiveness of this Amended and Restated Certificate is automatically and without any further action by the Corporation or the holders thereof converted to 0.01 shares of Common Stock upon the filing of this Amended and Restated Certificate.

         To the extent required by section 1123(a)(6) of the U.S. Bankruptcy Code (11 U.S.C. ss. 1123(a)(6)), no nonvoting equity securities of the Corporation shall be issued. This provision shall have no further force and effect beyond that required by section 1123(a)(6) and is applicable only for so long as such section is in effect and applicable to the Corporation.

         5. PREFERRED STOCK. The Board of Directors is expressly authorized, by resolution or resolutions, to provide for the issue of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereon, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the holders of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock") voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

         6. COMMON STOCK. Except as otherwise provided by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

         7. PROVISIONS RELATING TO LIMITATION ON STOCKHOLDER RIGHTS PLAN. Notwithstanding any other powers set forth in this Amended and Restated Certificate of Incorporation, the Board of Directors shall not adopt a stockholders "rights plan" (which for this purpose shall mean any arrangement pursuant to which, directly or indirectly, Common Stock purchase rights may be distributed to stockholders that provide all stockholders, other than persons who meet certain criteria specified in the arrangement, the right to purchase the Common Stock at less than the prevailing market price of the Common Stock), unless (i) such rights plan is adopted by the affirmative vote of no less than eighty percent (80%) of the members of the Board of Directors voting on such Rights Plan at a properly called regular or special meeting; and (ii) by its terms, such rights plan (and the rights issuable pursuant thereto) expires within one hundred twenty (120) days from the date of its adoption by the Board of Directors, unless extended by the affirmative vote of a majority of the votes cast of the capital stock of the Corporation then outstanding and entitled to vote at an election of directors and present in person or represented by proxy at the next meeting (annual or special) of stockholders, in which case such rights plan (and the rights issuable pursuant thereto) may be extended for a period of no more than ninety (90) days from the expiration of the one hundred twenty (120) day period; prior to the expiration of the first ninety (90) day extension period or any subsequent ninety (90) day extension period, such rights plan (and the rights issuable pursuant thereto) may be extended for an additional period of ninety (90) days upon the affirmative vote of a majority of the votes cast of the capital stock of the Corporation then outstanding and entitled to vote at an election of directors and present in person or represented by proxy at the next meeting (annual or special) of stockholders.

         8. SECTION 203. Pursuant to section 203(b)(1) of the DGCL, the Corporation hereby expressly opts not to be governed by section 203 of the DGCL.

         9. INDEMNIFICATION.

         9.1 To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right

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

of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving as a director, officer, manager, member, employee or agent or in any other capacity at the request of the Corporation, for any other corporation, company, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity") while serving as a director or officer of the Corporation, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection with such Proceeding, if such person acted in good faith and in a manner such person believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. To the extent specified by the Board of Directors of the Corporation at any time and to the extent not prohibited by law, the Corporation may indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed Proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving as a director, officer, manager, member, employee or agent or in any other capacity at the request of the Corporation, for any Other Entity, against judgment, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection with such Proceeding, if such person acted in good faith and in a manner such person believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         9.2 The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; PROVIDED, HOWEVER, that, if required by the DGCL, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

         9.3 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 9 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Amended and Restated Certificate of Incorporation, the Amended and Restated By-laws of the Corporation (the "By-laws"), any agreement (including any policy of insurance

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

purchased or provided by the Corporation under which directors, officers, employees and other agents of the Corporation are covered), any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

         9.4 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 9 shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

         9.5 The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, manager, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 9, the By-laws or under section 145 of the DGCL or any other provision of law.

         9.6 The provisions of this Section 9 shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Section 9 is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be legally bound. No repeal or modification of this Section 9 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

         9.7 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 9 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

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

         9.8 Any director or officer of the Corporation serving in any capacity in (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (ii) any employee benefit plan of the Corporation or any corporation referred to in clause (i) shall be deemed to be doing so at the request of the Corporation.

         9.9 Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Section 9 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; PROVIDED, HOWEVER, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

         10. COMPROMISE, ARRANGEMENT OR REORGANIZATION. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders of this Corporation, as the case may be, agrees to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders of this Corporation, as the case may be, and also on this Corporation.

         11. LIMITATION OF LIABILITY. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, including breaches resulting from such director's grossly negligent behavior, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the DGCL or
(d) for any transaction from which the director derived any improper personal benefits. If the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         12. BY-LAWS. The power to make, alter or repeal the By-laws, and to adopt any new By-law, shall be vested solely in the stockholders. The power to make, alter or repeal the By-laws, and to adopt any new By-law, shall not be vested in the Board of Directors.

         13. STOCKHOLDER MEETINGS. Any action required or permitted to be taken by the stockholders of the Corporation may be effected at a duly called annual or special meeting of such holders and may also be effected by any consent in writing of such holders in lieu of a meeting. At any annual meeting or special meeting of stockholders of the Corporation, only such business shall be conducted as shall have been brought before such meeting in the manner provided by the By-laws of the Corporation.

         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation, which restates and amends the Corporation's Certificate of Incorporation, after having been duly adopted, recommended and approved by the Board of Directors and adopted by the affirmative vote of a majority of the outstanding shares of Common Stock in accordance with Sections 242 and 245 of the DGCL, to be signed by its duly authorized officer this _____day of _________, 1999.



                                          ----------------------------------
                                          Name:
                                          Title:

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